EXHIBIT 21

SUBSIDIARIES

OF

MONSTER BEVERAGE CORPORATION

Entity Name	Jurisdiction
75-6099 Kuakini Highway, LLC	Hawaii
American Fruits and Flavors Ireland Limited	Ireland
American Fruits and Flavors San Fernando, LLC	California
American Fruits and Flavors, LLC	Delaware
Energy Beverages Australia Pty Ltd	Australia
Energy Beverages Europe Limited	Ireland
Energy Beverages LLC	Delaware
Energy Beverages Rus LLC	Russia
Energy Beverages UK Limited	United Kingdom
Fastest, LLC	Delaware
Full Throttle Energy Company	Delaware
ME Management Services, S. de R.L. de C.V.	Mexico
MEC Corona Summit II LLC	California
MEC Corona Summit III LLC	California
MEC Corona Summit IV LLC	California
MEC Corona Summit LLC	California
MEC Kona I LLC	Delaware
MECEB Productions II, LLC	Delaware
MECEB Productions, LLC	Delaware
Monster 2535 Anselmo LLC	California
Monster Beverage Company [Connecticut]	Connecticut
Monster Beverage Company Peru S.R.L.	Peru
Monster Energy Argentina S.A.	Argentina
Monster Energy AU Pty Ltd	Australia
Monster Energy Austria GmbH	Austria
Monster Energy Bebidas Ecuador Cia. Ltda.	Ecuador
Monster Energy Beverage (Shanghai) Co., Ltd.	China
Monster Energy Beverage Company of South Africa (Proprietary) Limited	South Africa
Monster Energy Brasil Comercio de Bebidas Ltda.	Brazil
Monster Energy Canada Ltd.	Canada
Monster Energy Colombia SAS	Colombia
Monster Energy Company	Delaware
Monster Energy Company (Swaziland) (Proprietary) Limited	Eswatini, formerly Swaziland
Monster Energy Company (Taiwan)	Taiwan
Monster Energy Company -Chile- Limitada	Chile

Entity Name	Jurisdiction
Monster Energy Costa Rica, Limitada	Costa Rica
Monster Energy Dominican Republic, S.R.L.	Dominican Republic
Monster Energy Egypt L.L.C.	Egypt
Monster Energy Europe Limited	United Kingdom
Monster Energy France S.A.S.	France
Monster Energy Hong Kong Limited	Hong Kong
Monster Energy India Private Limited	India
Monster Energy International Limited	Ireland
Monster Energy Israel Ltd.	Israel
Monster Energy Japan Godo Kaisha	Japan
Monster Energy Kazakhstan Limited Liability Partnership	Kazakhstan
Monster Energy Korea, Ltd.	Republic of Korea
Monster Energy Limited	Ireland
Monster Energy México, S. de R.L. de C.V.	Mexico
Monster Energy Nigeria Limited	Nigeria
Monster Energy Pakistan (Private) Limited	Pakistan
Monster Energy PRC Holdings (HK) Limited	Hong Kong
Monster Energy Rus LLC	Russia
Monster Energy SER doo Beograd-Vracar	Serbia
Monster Energy Singapore Pte. Ltd.	Singapore
Monster Energy Southeast Asia Sdn. Bhd.	Malaysia
Monster Energy Switzerland Holding GmbH	Switzerland
Monster Energy Trading L.L.C	United Arab Emirates
Monster Energy Trinidad Limited	Trinidad and Tobago
Monster Energy UK Limited	United Kingdom
Monster Energy Ukraine Limited Liability Company	Ukraine
Monster Energy US LLC	Delaware
Monster Energy Vietnam Company Ltd.	Viet Nam
Monster İçecek Ticaret Limited Şirketi	Turkey
Monster LDA Company	Delaware
NOS Energy Company	California
Reign Beverage Company LLC	Delaware
Rialto Renaissance LLC	California
Rule Beverage Company LLC	Delaware

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